Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 2 filed on Form 10-KSB/A to the Annual Report of Daybreak Oil and Gas, Inc., (the "Company") on Form 10-KSB for the period ending February 29, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I,  the undersigned, in the capacity and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  January 14, 2009

By /s/  JAMES F. WESTMORELAND
James F. Westmoreland, President, Chief Executive Officer
and interim principal finance and accounting officer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)